UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of report (date of earliest event reported): July 1, 2005

                             ACME UNITED CORPORATION
             (Exact name of registrant as specified in its charter)
                               ------------------

          Connecticut                  01-07698                 06-0236700
(State or other jurisdiction of     (Commission               (I.R.S. Employer
 incorporation or organization)     file number)             Identification No.)



     1931 Black Rock Turnpike, Fairfield, Connecticut           06825
         (Address of principal executive offices)            (Zip Code)

       Registrant's telephone number, including area code: (203) 332-7330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))



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ITEM 5.03.  Amendments to Articles of Incorporation or Bylaws;  Change in Fiscal
Year.

Effective July 1, 2005, Acme United Corporation (the "Company") restated its Certificate of Incorporation. The Restated Certificate of Incorporation reflects the numerous amendments previously made to the Company's Certificate of Incorporation and omits the provisions thereof which are no longer in effect. However, the Restated Certificate of Incorporation did not itself make any new substantive changes to the Certificate of Incorporation as previously in effect. A copy of the Company's Restated Certificate of Incorporation appears as Exhibit 3(i) to this Report.

ITEM 8.01.  Other Events.

a. Description of the Company's Common Stock.

Common Stock.

The authorized capital stock of the Company consists of 8,000,000 shares of Common Stock, par value $2.50 per share. As of June 30, 2005, there were 3,554,983 shares of Common Stock issued and outstanding and a total of approximately 641,138 shares of Common Stock reserved for issuance upon exercise of outstanding stock options and options that may be granted in the future under the Company's 2002 Employee Stock Option Plan, as amended and the Company's 2005 Non-salaried Director Stock Option Plan.

Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of the majority of shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets of the Company available for distribution after the payment of all debts, liabilities and any preferences. Holders of Common Stock, as such, have no preemptive, subscription, redemption or conversion rights. The outstanding shares of Common Stock are fully paid and non-assessable.

Connecticut Law and Certain Charter and Bylaw Provisions.

   Restrictions on Business Combinations.

The Company is subject to the provisions of the Connecticut Business Corporation Act (the "Act"). The Act prohibits a Connecticut corporation, such as the Company, from engaging in a merger, consolidation or other business combination with an interested shareholder (generally, the beneficial owner of 10% or more of a corporation's voting stock) for five (5) years following the time the shareholder became an interested shareholder unless, prior to that time, the corporation's board of directors and a majority of the non-employee directors, of which there must be at least two, approved the business combination or the transaction that resulted in the shareholder becoming an interested shareholder. After five years, business combinations may occur only if approved by 80% of the outstanding shares of the corporation and by two-thirds of the voting power of the corporation other than voting power held by an interested shareholder who is a party to the proposed business combination. The Company has not chosen and does not currently intend to "elect out" of the application of this statute.

   Limitations on Liability of Officers and Directors; Indemnification.
   -------------------------------------------------------------------

The Company's Restated Certificate of Incorporation contains certain provisions which limit the personal liability of a director to the Company or its shareholders for monetary damages for breach of duty as a director to an amount equal to the compensation received by the director for serving the Company during the year of the violation, so long as the breach did not 1) involve a knowing and culpable violation of law by the director; 2) enable the director or an associate to receive an improper personal economic gain; 3) show a lack of good faith and a conscious disregard for the duty of the director to the Company under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the Company; 4) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the Company; or 5) create liability under the Act for the distribution of an illegal dividend. The Certificate of Incorporation also contains provisions indemnifying the Company's directors and officers to the fullest extent permitted by the Act. The Company believes that these provisions




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will assist the Company in attracting  and retaining  qualified  individuals  to serve as directors and officers.

Registrar and Transfer Agent.

The registrar and transfer agent for the Common Stock is American Stock Transfer Company, New York, NY.

b. Specimen Common Stock Certificate.

The text of the form of the certificate representing shares of the Common Stock appears as Exhibit 4.1 hereto.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit Number             Description
--------------             -----------
3(i)                       Restated Certificate of Incorporation.

4.1                        Specimen Common Stock Certificate.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


ACME UNITED CORPORATION



By            /s/ PAUL G. DRISCOLL
         ------------------------------
                Paul G. Driscoll
               Vice President and
              Chief Financial Officer



Dated:  July 8, 2005





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                                  EXHIBIT INDEX

         Exhibit Number             Description

         3(i)                       Restated Certificate of Incorporation.

         4.1                        Specimen Common Stock Certificate.